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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                          SCHEDULE 14A INFORMATION
                 PROXY STATEMENT PURSUANT TO SECTION 14(a)
                   OF THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO. __)

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         [ ]      Confidential, For Use of the Commission Only (as permitted by
                  Rule 14a-6(e)(2))
         [ ]      Definitive Proxy Statement
         [ ]      Definitive Additional Materials
         |X|      Soliciting Material Pursuant to Rule 14a-12

                  COMPUTER ASSOCIATES INTERNATIONAL, INC.
              (Name of Registrant as Specified in Its Charter)

                          RANGER GOVERNANCE, LTD.
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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News Release
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Ranger Governance Ltd. * 300 Crescent Court * Suite 1000 * Dallas, TX 75201


                                                      For Immediate Release



Contact: Farrell Kramer
         214-871-5238




               RANGER GOVERNANCE SEEKS TO ELECT FIVE NOMINEES
                       TO COMPUTER ASSOCIATES' BOARD


            Ranger's Nominees Will Oppose Chairman Charles Wang,
            CEO Sanjay Kumar and Three Other Incumbent Directors
                   at Late August Meeting of Stockholders



Dallas, TX, June 27, 2002 -- Ranger Governance, Ltd., an organization that promotes good corporate governance, announced today that it will solicit proxies to elect a minority slate of five candidates to the Board of Directors of Computer Associates International, Inc. (NYSE:CA). Ranger expects that a total of eleven directors will be elected at CA's Annual Meeting of Stockholders, scheduled to be held on August 28, 2002.

Ranger's five nominees, whose backgrounds and experience are summarized below, are Richard J. Agnich, Max D. Hopper, Stephen R. Perkins, Ronald J. Robinson and Cece Smith.

In accordance with the federal proxy rules, Ranger has identified the five incumbent directors who will be challenged by its opposition slate. The Ranger nominees will run against CA Chairman Charles B. Wang, President and Chief Executive Officer Sanjay Kumar, Executive Vice President Russell M. Artzt, and two other incumbent directors, Willem F.P. de Vogel and Alfonse
M. D'Amato.

Stephen Perkins, who recently was named by Ranger as its President, said, "Ranger has no confidence in the willingness or ability of CA's senior management and current Board of Directors to implement the changes Ranger believes are necessary to improve CA's financial performance and increase stockholder value. For example, Ranger previously requested that the independent members of the CA Board remove Messrs. Wang, Kumar and Chief Financial Officer Ira H. Zar from their respective offices. Ranger's nominees, if elected, will urge other directors to join with them in replacing these three officers."

In its preliminary proxy statement, being filed today with the SEC, Ranger cited what it believes to be CA's dismal financial performance under current senior management:

     o Since August 29, 2001, the date of CA's 2001 Annual Meeting of Stockholders, CA's stock price has dropped from $32.00 on that date to $16.00 on June 26, 2002 -- a decrease of 50% in 10 months. During the same period, the S&P 500 Index decreased by only 15%.

     o Since January 26, 2000, the date when the stock closed at a high of $74.56, the price has fallen to $16.00 as of June 26, 2002. This has resulted in a decrease of 78% in the last two and one-half years.

     o CA's revenues have eroded, decreasing from $6.09 billion in fiscal 2000, to $4.19 billion in fiscal 2001, to $2.96 billion in the recently completed fiscal 2002, a decrease of $3.13 billion or more than 51% in two years.

     o CA's basic earnings (loss) per share worsened during the same two-year period from earnings per share of $1.29 in fiscal 2000, to a loss of ($1.02) per share in fiscal 2001, to an even greater per share loss of ($1.91) in fiscal 2002.

     o In March 2002, CA's debt rating was downgraded by Moody's to two notches above "junk" bond status. In February 2002, Standard & Poor's revised its rating outlook on CA from stable to negative.

"Last year, Ranger advised CA stockholders of Ranger's belief that CA's stock price would continue to decline under its current management and Board of Directors," said Perkins. "Unfortunately for CA's stockholders, we have been proven correct. CA's shareholders now have an opportunity to elect five new directors who have extensive industry experience and are committed to making changes at CA. Enough is enough. It's time to take action."

The Ranger slate of nominees consists of five experienced software, technology and financial executives:

Richard Agnich currently manages personal investments through a family investment firm in Dallas. Prior to his retirement in 2000, he spent 27 years with Texas Instruments, and served as its Senior Vice President, Secretary and General Counsel. He was a member of Texas Instruments' Strategy Leadership Team. As Secretary and General Counsel, he advised the Texas Instruments Board on governance issues, and in 2000 the Texas Instruments' Board was the winner of the CalPERS award for dedication to shareowner interests, advancement of good corporate governance practices and corporate financial performance.

Max Hopper is President of Max D. Hopper Associates, Inc., a Dallas-based consulting firm he founded in 1995, which specializes in strategic uses for advanced information technologies. He previously served as Chairman of The SABRE Group at American Airlines, where he expanded the SABRE system from a computer operation serving one airline to the world's largest online computer reservation system. He is well-known to chief information officers at many companies among CA's major customers.

Steve Perkins has been Managing Director of Ranger since June 2001 and now serves as Ranger's President. He served as Communications Group President of Sterling Commerce until it was sold in March 2000 to SBC Communications for $3.9 billion. He has more than 30 years experience as an executive and entrepreneur in the computer software industry, and earlier in his career he was a leader of the product development teams at University Computing Company where he was instrumental in developing several of the most important software products that CA markets today.

Ronald Robinson is Professor and Department Head of the Harold Vance Department of Petroleum Engineering at Texas A&M University and holder of the Albert B. Stevens Endowed Chair in Petroleum Engineering. He previously served as President of Texaco's Technology Division, where he had responsibility for Texaco's worldwide research, development, engineering, information and technology applications.

Cece Smith served as a director of the Federal Reserve Bank of Dallas from 1992 to 1997, and served as its Chairman from 1994 to 1996. She has been a general partner of Phillips-Smith-Machens Venture Partners, a venture capital firm she co-founded, since 1986. Ms. Smith previously served as Executive Vice President - Finance and Administration of Pearle Health Services, Inc., a retail optical chain. She serves on the boards of numerous public and private companies.

"Despite its recent financial performance, we believe that with a new, well-qualified and highly-respected management team, CA has strong upside potential," said Perkins. "We believe Ranger's minority slate of nominees will help to revitalize CA and, with the support of other CA directors, can bring about what we believe to be a much needed change in CA's senior management."

Ranger Governance, Ltd. is a Dallas-based limited partnership formed by Charles and Sam Wyly in June of 2001 to promote good corporate governance.


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Ranger Governance, Ltd. ("Ranger") and certain other persons may be deemed participants in the solicitation of proxies from the stockholders of Computer Associates International, Inc. ("Computer Associates") in connection with Computer Associates' 2002 Annual Meeting of Stockholders. Information concerning such participants is available in Ranger's preliminary proxy statement on Schedule 14A (the "Preliminary Proxy Statement") filed by Ranger with the Securities and Exchange Commission (the "SEC") on June 27, 2002.

STOCKHOLDERS OF COMPUTER ASSOCIATES ARE ADVISED TO READ RANGER'S DEFINITIVE PROXY STATEMENT (THE "DEFINITIVE PROXY STATEMENT") IN CONNECTION WITH RANGER'S SOLICITATION OF PROXIES FROM COMPUTER ASSOCIATES STOCKHOLDERS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders of Computer Associates and other interested parties may obtain, free of charge, copies of the Preliminary Proxy Statement and the Definitive Proxy Statement (when available), and any other documents filed by Ranger with the SEC, at the SEC's Internet website at www.sec.gov. The Preliminary Proxy Statement and the Definitive Proxy Statement (when available) and these other documents may also be obtained free of charge by contacting Morrow & Co., Inc., the firm assisting Ranger in the solicitation of proxies, toll-free at 1-800-607-0088

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